Exhibit 4.26

SRK House 265 Oxford Road, Illovo 2196 Johannesburg PO BOX 55291 Northlands 2116 South Africa e-Mail: johannesburg@srk.co.za URL: http://www.srk.co.za Tel: +27(11)441 1111 Fax:+27 (11) 880 8086

consent letter

Uranium One Inc.
Suite 1610 - 390 Bay Street,
Toronto, Ontario, CANADA
M5H 2Y2

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the report entitled “Technical Report on the Rietkuil Dominion Uranium Project, North West Province, South Africa” dated January 3, 2006 as amended February 14, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Andrew John McDonald
Andrew John McDonald CEng
Associate Consultant
SRK Consulting (South Africa) (Pty) Ltd

Partners   JCJ Boshoff, MJ Braune, JM Brown, JAC Cowan, CD Dalgliesh, RJ Dixon.T Hart, PR Labrum, LGA Maclear, RRW McNeill, HAC Meintjes, BJ Middleton, MJ Morris, GP Murray, GP Nel, VS Reddy, PN Rosewarne, PE Schmidt, PJ Shepherd, AA Smithen, VM Simposya, PJ Terbrugge, KM Uderstadt, DJ Venter, HG Waldeck, A Wood, A J van der Merwe

		Cape Town Durban East London Harare Johannesburg Pietermaritzburg Port Elizabeth Pretoria Rustenburg	+27 (0) 21 409 2400 +27 (0) 31 312 1355 +27 (0) 43 748 6292 +263 (4) 496 182 +27 (0) 11 441 1111 +27 (0) 33 345 6311 +27 (0) 41 581 1911 +27 (0) 12 361 9821 +27 (0) 14 594 1280

Directors AJ Barrett, PR Labrum, BJ Middleton, MJ Morris, PE Schmidt, PJ Terbrugge, MB Zungu, S Mayekiso

Associates AN Birtles, SA McDonald, DM Duthe, R Gardiner, WA Naismith, JP Odendaal, D Visser, AC White, ML Wertz, AC Woodford

Consultants  AC Burger, BSc (Hons); IS Cameron-Clarke, PrSci Nat, MSc; JH de Beer, PrSci Nat, MSc; GA Jones, PrEng, PhD:WD OrtiePP. PrEng, MEng; TR Stacey, PrEng, DSc; OKH Steffen, PrEng, PhD; RJ Stuart, PrTech Eng, GDE: DW Warwick, PrSci Nat, BSc (Hons)

Corporate Shareholder: Kagiso Enterprises (Pty) Ltd
SRK Consulting (South Africa) (Pty) Ltd	Reg No 1995.012890.07